CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

         We consent to the incorporation by reference, in Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A, No. 33-7647) of Republic Funds, of our reports dated December 8, 1995 for Republic International Equity and Republic Fixed Income Portfolios of Republic Portfolio Trust, on the financial statements included in their respective Annual Reports.

/S/ ERNST & YOUNG
ERNST & YOUNG
February 28, 1996
Grand Cayman, Cayman Islands

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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the references to our firm under the captions "Financial Highlights" in the "Class C Shares/Retail Class" Prospectuses and "Independent Auditors" in the Statements of Additional Information in Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A, No. 33-7647) of Republic Funds.

         We also consent to the incorporation by reference therein of our reports, dated November 10, 1995 for the Republic U.S. Government Money Market Fund portfolio of Republic Funds, and December 8, 1995 for the Republic Equity Fund, Republic New York Tax Free Bond Fund, Republic New York Tax Free Money Market Fund, Republic International Equity Fund, and Republic Fixed Income Fund portfolios of Republic Funds, on the financial statements and financial highlights included in their respective Annual Reports.

/S/ ERNST & YOUNG LLP
ERNST & YOUNG LLP
February 28, 1996
Boston, Massachusetts